Exhibit 99.1

Level 3 Reports Third Quarter 2009 Results

Third Quarter Financial Highlights

•                  Consolidated Revenue of $916 million

•                  Consolidated Adjusted EBITDA of $213 million

•                  Positive Free Cash Flow of $9 million

BROOMFIELD, Colo., Oct. 28, 2009 — Level 3 Communications, Inc. (NASDAQ: LVLT) reported consolidated revenue of $916 million for the third quarter 2009, compared to consolidated revenue of $1.07 billion for the third quarter 2008 and $942 million for the second quarter 2009.

The net loss for the third quarter 2009 was $170 million, or ($0.10) per share, compared to a net loss of $129 million, or ($0.08) per share, for the third quarter 2008. The net loss for the second quarter 2009 was $134 million, or ($0.08) per share.

Consolidated Adjusted EBITDA was $213 million in the third quarter 2009, compared to $255 million in the third quarter 2008. Consolidated Adjusted EBITDA was $229 million in the second quarter 2009.

“While we remain cautious, we saw positive signs in the business this quarter, as evidenced by the improvement this quarter in the rate of decline in Core Network Services revenue,” said James Crowe, CEO of Level 3. “Our ongoing discipline in managing the business continues to provide benefit, and enabled us to generate positive Free Cash Flow during the quarter.”

Financial Results

Metric ($ in millions)	Third Quarter 2009	Third Quarter 2008	Second Quarter 2009
Revenue
Core Communications Services	$859	$964	$877
Other Communications Services	$42	$90	$49
Total Communications Revenue	$901	$1,054	$926
Other Revenue	$15	$16	$16
Total Consolidated Revenue	$916	$1,070	$942
Consolidated Adjusted EBITDA(1)	$213	$255	$229
Capital Expenditures	$75	$123	$80
Unlevered Cash Flow(1)	$152	$124	$146
Free Cash Flow(1)	$9	$(4)	$20
Communications Gross Margin(1)	59.0%	59.7%	59.1%
Communications Adjusted EBITDA Margin(1)	23.9%	24.4%	24.8%

(1)          See schedule of non-GAAP metrics for definition and reconciliation to GAAP measures.

Communications Business

Revenue

Total Communications Revenue for the third quarter 2009 was $901 million, versus $1.05 billion for the third quarter 2008. Total Communications Revenue for the second quarter 2009 was $926 million.

Communications Revenue ($ in millions)	Third Quarter 2009	Third Quarter 2008	Percent Change	Second Quarter 2009	Percent Change
Core Network Services	$701	$791	(11)%	$707	(1)%
Wholesale Voice Services	$158	$173	(9)%	$170	(7)%
Core Communications Services	$859	$964	(11)%	$877	(2)%
Other Communications Services	$42	$90	(53)%	$49	(14)%
Total Communications Revenue	$901	$1,054	(15)%	$926	(3)%

Core Communications Services

Core Communications Services revenue, which includes Core Network Services revenue and Wholesale Voice Services revenue, was $859 million in the third quarter 2009, an 11 percent decrease compared to Core Communications Services revenue of $964 million in the third quarter 2008.

Core Communications Services revenue by market group was:

Core Communications Services Revenue ($ in millions)	Third Quarter 2009	Third Quarter 2008	Percent Change	Second Quarter 2009	Percent Change
Wholesale Markets	$485	$539	(10)%	$495	(2)%
Business Markets	$209	$241	(13)%	$218	(4)%
Content Markets	$82	$98	(16)%	$82	—
European Markets	$83	$86	(3)%	$82	1%
Total Core Communications Services Revenue	$859	$964	(11)%	$877	(2)%

Core Network Services revenue by market group was:

Core Network Services Revenue ($ in millions)	Third Quarter 2009	Third Quarter 2008	Percent Change	Second Quarter 2009	Percent Change
Wholesale Markets	$342	$382	(10)%	$340	1%
Business Markets	$203	$235	(14)%	$212	(4)%
Content Markets	$81	$97	(16)%	$82	(1)%
European Markets	$75	$77	(3)%	$73	3%
Total Core Network Services Revenue	$701	$791	(11)%	$707	(1)%

Deferred Revenue

The communications deferred revenue balance was $880 million at the end of the third quarter 2009, compared to $910 million at the end of the third quarter 2008 and $905 million at the end of the second quarter 2009.

Cost of Revenue

Communications cost of revenue for the third quarter 2009 decreased to $369 million, versus $425 million in the third quarter 2008. Communications cost of revenue was $379 million in the second quarter 2009.

Communications gross margin was 59.0 percent for the third quarter 2009, compared to 59.7 percent in the third quarter 2008. Communications gross margin was 59.1 percent in the second quarter 2009.

Selling, General and Administrative Expenses (SG&A)

Communications SG&A expenses, including non-cash compensation expense, decreased to $326 million for the third quarter 2009, compared to $388 million for the third quarter 2008.  SG&A expenses were $320 million for the second quarter 2009. The increase in Communications SG&A from the second quarter 2009 to the third quarter 2009 is primarily a result of seasonally higher utility expenses.

Excluding non-cash compensation expense, Communications SG&A was $316 million in the third quarter 2009, a 15 percent improvement compared to $370 million in the third quarter 2008. Second quarter 2009 Communications SG&A, excluding non-cash compensation expense, was $311 million. Communications SG&A expense includes $10 million, $18 million, and $9 million of non-cash compensation expense for the third quarter 2009, third quarter 2008, and second quarter 2009, respectively.

Adjusted EBITDA

Communications Adjusted EBITDA was $215 million for the third quarter 2009, compared to $257 million for the third quarter 2008.  Second quarter 2009 Communications Adjusted EBITDA was $230 million.

Communications Adjusted EBITDA margin was 23.9 percent for the third quarter 2009, versus 24.4 percent for the third quarter 2008.  Communications Adjusted EBITDA margin was 24.8 percent in the second quarter 2009.

Communications Adjusted EBITDA excludes non-cash compensation expense and includes severance and restructuring charges. Severance and restructuring charges were $1 million for the third quarter 2009, $2 million for the third quarter 2008 and $6 million for the second quarter 2009.

Consolidated Cash Flow and Liquidity

During the third quarter 2009, Unlevered Cash Flow improved to $152 million, compared to $124 million for the third quarter 2008 and $146 million in the second quarter 2009.

Consolidated Free Cash Flow improved to $9 million for the third quarter 2009, compared to negative $4 million for the third quarter 2008.  Consolidated Free Cash Flow was $20 million for the second quarter 2009.

During the third quarter 2009, the company repaid at maturity the remaining $55 million aggregate principal amount of its 6% Convertible Subordinated Notes due 2009 and repurchased approximately $39 million of debt due in 2010 and 2011.

The company received net proceeds of $274 million in October 2009 from the issuance of $275 million aggregate principal amount of its 7% Convertible Senior Notes due 2015, Series B.

Excluding capital leases and commercial mortgages, at the end of the third quarter 2009, the company had no remaining principal amount of debt due in 2009, $157 million in 2010, $433 million in 2011 and $301 million in 2012.

As of Sept. 30, 2009, the company had cash and cash equivalents of approximately $532 million, or $806 million pro forma for the $275 million 7% Convertible Senior Notes Due 2015.

Outlook

“During the quarter, the rate of decline in Core Network Services revenues improved, as we expected,” said Sunit Patel, executive vice president and CFO of Level 3. “We also saw improvements in churn and sales in several segments across the business.  We are reiterating guidance for the full year 2009.”

“Specifically, we expect Consolidated Adjusted EBITDA of $900 million to $950 million for the full year 2009.  We expect to be approximately Free Cash Flow neutral for 2009 in the aggregate.  In addition, we continue to expect improvement in the sequential performance of Core Network Services revenue.  Consolidated Adjusted EBITDA is expected to increase in the fourth quarter compared to our results this quarter.”

Summary

“Our strong focus on managing costs, combined with our targeted investments in areas of growth, including local market penetration, wireless tower connections, content delivery and rural broadband, provide the foundation for stronger performance when we emerge from the challenging economic environment,” said Crowe. “Given the consistency of our margin profile, our positive operating leverage will be evident when we return to a period of revenue growth.”

Conference Call and Web Site Information

Level 3 will hold a conference call to discuss the company’s third quarter results at 10:30 a.m. EDT today. To join the call, please dial 800-378-6902 or 913-981-5587 passcode 5958674. A live broadcast of the call can also be heard on Level 3’s Web site at www.level3.com. During the call, the company will review an earnings presentation that summarizes the financial results of the quarter.  This presentation may be accessed at http://www.level3.com/investor_relations/index.html.

An audio replay of the call will be available until 11:59 p.m. EST on Thurs., Nov. 5, 2009, by dialing 888-203-1112 or 719-457-0820, access code 5958674.  The archived webcast of the third quarter conference call together with the press release, financial statements, earnings presentation and non-GAAP reconciliations may also be accessed at http://www.level3.com/investor_relations/index.html. For additional information please call 720-888-2502.

About Level 3 Communications

Level 3 Communications, Inc. (NASDAQ: LVLT) is a leading international provider of fiber-based communications services. Enterprise, content, wholesale and government customers rely on Level 3 to deliver services with an industry-leading combination of scalability and value over an end-to-end fiber network. Level 3 offers a portfolio of metro and long-haul services, including transport, data, Internet, content delivery and voice. For more information, visit www.Level3.com.

Level 3 Communications, Level 3, the red 3D brackets and the Level 3 Communications logo are registered service marks of Level 3 Communications, LLC and/or its affiliates in the United States and/or other countries. Level 3 services are provided by wholly owned subsidiaries of Level 3 Communications, Inc. Any other service, product or company names recited herein are trademarks or service marks of their respective owners.

Forward-Looking Statement

Some of the statements made in this press release are forward looking in nature. These statements are based on management’s current expectations or beliefs. These forward looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. The most important factors that could prevent Level 3 from achieving its stated

goals include, but are not limited to, the current uncertainty in the global financial markets and the global economy; disruptions in the financial markets that could affect Level 3’s ability to obtain additional financing; as well as the company’s ability to: successfully integrate acquisitions; increase the volume of traffic on the network; defend intellectual property and proprietary rights; develop effective business support systems; manage system and network failures or disruptions; develop new services that meet customer demands and generate acceptable margins; attract and retain qualified management and other personnel; and meet all of the terms and conditions of debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

###

Contact Information

Media:	Skip Thurman	Investors:	Valerie Finberg
	720-888-2292		720-888-2518

Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing a reconciliation of non-GAAP financial metrics to the most directly comparable GAAP measure.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events.

Consolidated Revenue is defined as total revenue from the Consolidated Statements of Operations.

Communications Revenue is defined as communications revenue from the Consolidated Statements of Operations.

Core Communications Services Revenue includes core network services revenue and wholesale voice services revenue.

Core Network Services Revenue includes revenue from transport and infrastructure, IP and data services, local and enterprise voice services and Level 3 Vyvx broadcast.

Communications Gross Margin ($) is defined as Communications Revenue less Communications Cost of Revenue from the Consolidated Statements of Operations.

Communications Gross Margin (%) is defined as Communications Gross Margin ($) divided by Communications Revenue. Management believes that gross margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the company after it pays third party network services costs; in essence, a measure of the efficiency of the company’s network.

Adjusted EBITDA is defined as net income (loss) from the Consolidated Statements of Operations before income taxes, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue.

Adjusted EBITDA Metrics	Q3 2009
($ in millions)	Communications	Other	Consolidated

Net Income (Loss)	$(166)	$(4)	$(170)
Income Tax Expense	1	1	2
Total Other (Income) Expense	142	—	142
Depreciation and Amortization	228	1	229
Non-cash Stock Compensation	10	—	10
Adjusted EBITDA	$215	$(2)	$213

Revenue	$901

Adjusted EBITDA Margin	23.9%

Adjusted EBITDA Metrics	Q2 2009
($ in millions)	Communications	Other	Consolidated

Net Income (Loss)	$(137)	$3	$(134)
Income Tax Expense (Benefit)	1	—	1
Total Other (Income) Expense	130	(5)	125
Depreciation and Amortization	227	1	228
Non-cash Stock Compensation	9	—	9
Adjusted EBITDA	$230	$(1)	$229

Revenue	$926

Adjusted EBITDA Margin	24.8%

Adjusted EBITDA Metrics	Q3 2008
($ in millions)	Communications	Other	Consolidated

Net Income (Loss)	$(127)	$(2)	$(129)
Income Tax Expense (Benefit)	—	—	—
Total Other (Income) Expense	135	(2)	133
Depreciation and Amortization	231	2	233
Non-cash Stock Compensation	18	—	18
Adjusted EBITDA	$257	$(2)	$255

Revenue	$1,054

Adjusted EBITDA Margin	24.4%

2

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of the company’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of the company and to make resource allocation decisions.  Management believes such measures are especially important in a capital-intensive industry such as telecommunications.  Management also uses Adjusted EBITDA and Adjusted EBITDA Margin to compare the company’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses.  Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items.  Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with the company’s capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of capital investments which management believes should be evaluated through consolidated free cash flow.  Adjusted EBITDA excludes the gain on extinguishment of debt and other, net because these items are not related to the primary operations of the company.

There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the company’s calculations.  Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain on extinguishment of debt and net other income (expense).  Adjusted EBITDA and Adjusted EBITDA Margin should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Consolidated Statements of Cash Flows or the Consolidated Statements of Operations. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of the company and, measured over time, provides management and investors with a sense of the growth pattern of the business.

There are material limitations to using Unlevered Cash Flow to measure the company against some of its competitors as it excludes certain material items such as payments on and repurchases of long-term debt, interest income and cash interest expense. Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

3

Consolidated Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Consolidated Statements of Cash Flows. Management believes that Consolidated Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the company’s ability to generate cash to service its debt. Consolidated Free Cash Flow excludes cash used for acquisitions and principal repayments.

There are material limitations to using Consolidated Free Cash Flow to measure the company against some of its competitors as Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. This financial measure should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

Unlevered Cash Flow and Consolidated Free Cash Flow
Three Months Ended September 30, 2009	Unlevered	Consolidated
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$84	$84
Capital Expenditures	$(75)	$(75)
Cash Interest Paid	$143	N/A
Interest Income	$ (—)	N/A
Total	$152	$9

Unlevered Cash Flow and Consolidated Free Cash Flow
Three Months Ended June 30, 2009	Unlevered	Consolidated
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$100	$100
Capital Expenditures	$(80)	$(80)
Cash Interest Paid	$127	N/A
Interest Income	$(1)	N/A
Total	$146	$20

Unlevered Cash Flow and Consolidated Free Cash Flow
Three Months Ended September 30, 2008	Unlevered	Consolidated
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$119	$119
Capital Expenditures	$(123)	$(123)
Cash Interest Paid	$132	N/A
Interest Income	$(4)	N/A
Total	$124	$(4)

4

Projected Consolidated Adjusted EBITDA

The company has provided projections that include non-GAAP metrics that the company deems relevant to management and investors including a reconciliation of the non-GAAP financial metrics to GAAP that includes forward-looking statements with respect to the information identified as a projection. Level 3 has made a number of assumptions in preparing our projections, including assumptions as to the components of financial metrics. These assumptions, including dollar amounts of the various components that comprise a financial metric, may or may not prove to be correct. We caution you that these forward-looking statements are only projections, which are subject to risks and uncertainties including technological uncertainty, financial variations, changes in the regulatory environment, industry growth and trend predictions. Please see the company’s filings with the Securities and Exchange Commission, in particular the company’s 2008 Form 10-K, for a description of these risks and uncertainties.

In order to provide projections with respect to non-GAAP metrics, we are required to indicate a range for GAAP measures that are components of the reconciliation of the non-GAAP metric. The provision of these ranges is in no way meant to indicate that the company is explicitly or implicitly providing projections on those GAAP components of the reconciliation. In order to reconcile the non-GAAP financial metric to GAAP, the company has to use ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While the company feels reasonably comfortable about the projections for its non-GAAP financial metrics, it fully expects that the ranges used for the GAAP components will vary from actual results. We will consider our projections of non-GAAP financial metrics to be accurate if the specific non-GAAP metric is met or exceeded, even if the GAAP components of the reconciliation are different from those provided in an earlier reconciliation.

Projected Consolidated Adjusted EBITDA	Consolidated
Year Ended December 31, 2009	Range
($ in millions)	Low	High
Net Income (Loss)	$(640)	$(570)
Total Income Tax and Other (Income) Expense	580	560
Depreciation and Amortization	915	905
Non-cash Stock Compensation	45	55
Consolidated Adjusted EBITDA	$900	$950

5

Attachment #1

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
(dollars in millions, except per share data)	2009	2009	2008

Revenue:
Communications	$901	$926	$1,054
Coal Mining	15	16	16
Total Revenue	916	942	1,070

Costs and Expenses (exclusive of depreciation and amortization shown separately below):
Cost of Revenue:
Communications	369	379	425
Coal Mining	18	16	19
Total Cost of Revenue	387	395	444

Depreciation and Amortization	229	228	233
Selling, General and Administrative	325	321	387
Restructuring Charges	1	6	2
Total Costs and Expenses	942	950	1,066

Operating Income (Loss)	(26)	(8)	4

Other Income (Expense):
Interest income	—	1	4
Interest expense	(147)	(152)	(142)
Gain on extinguishment of debt	2	14	3
Other, net	3	12	2
Total Other Income (Expense)	(142)	(125)	(133)

Loss Before Income Taxes	(168)	(133)	(129)

Income Tax Expense	(2)	(1)	—

Net Loss	$(170)	$(134)	$(129)

Basic and Diluted Loss per Share	$(0.10)	$(0.08)	$(0.08)

Shares Used to Compute Basic and Diluted Loss per Share (in thousands):	1,637,727	1,632,254	1,558,719

Financial statements for the three months ended September 30, 2008 have been adjusted for the retrospective application of Accounting Standards Codification (“ASC”) 470-20 (formerly FSP APB 14-1).

© 2009 by Level 3 Communications, Inc. All rights reserved.

Attachment #2

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	September 30,	June 30,	December 31,
(dollars in millions)	2009	2009	2008
	(unaudited)	(unaudited)
Assets

Current Assets:
Cash and cash equivalents	$532	$630	$768
Restricted cash and securities	3	2	3
Receivables, less allowances for doubtful accounts of $20, $18 and $16, respectively	356	374	390
Other	97	111	81
Total Current Assets	988	1,117	1,242

Property, Plant and Equipment, net	5,828	5,939	6,159
Restricted Cash and Securities	124	125	127
Goodwill	1,430	1,432	1,432
Other Intangibles, net	490	512	559
Other Assets	108	110	115
Total Assets	$8,968	$9,235	$9,634

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$351	$336	$365
Current portion of long-term debt	160	178	186
Accrued payroll and employee benefits	32	39	105
Accrued interest	124	132	117
Current portion of deferred revenue	153	163	168
Other	82	92	111
Total Current Liabilities	902	940	1,052

Long-Term Debt, less current portion	6,100	6,168	6,245
Deferred Revenue, less current portion	727	742	719
Other Liabilities	568	563	597
Total Liabilities	8,297	8,413	8,613

Stockholders’ Equity	671	822	1,021
Total Liabilities and Stockholders’ Equity	$8,968	$9,235	$9,634

Financial statements as of December 31, 2008 have been adjusted for the retrospective application of Accounting Standards Codification (“ASC”) 470-20 (formerly FSP APB 14-1).

© 2009 by Level 3 Communications, Inc. All rights reserved.

Attachment #3

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
(dollars in millions)	2009	2009	2008

Cash Flows from Operating Activities:
Net loss	$(170)	$(134)	$(129)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	229	228	233
Non-cash compensation expense attributable to stock awards	10	9	18
Gain on extinguishment of debt, net	(2)	(14)	(3)
Accretion of debt discount and amortization of debt issuance costs	13	16	13
Accrued interest on long-term debt	(9)	9	(3)
Other, net	(7)	(1)	4
Changes in working capital items:
Receivables	19	30	(7)
Other current assets	15	(12)	6
Payables	15	(28)	(2)
Deferred revenue	(25)	29	(14)
Other current liabilities	(4)	(32)	3
Net Cash Provided by Operating Activities	84	100	119

Cash Flows from Investing Activities:
Capital expenditures	(75)	(80)	(123)
(Increase) decrease in restricted cash and securities, net	—	4	(4)
Proceeds from sale of business group, net	—	—	(2)
Proceeds from sale of property, plant and equipment and other assets	—	—	1
Other	—	—	2
Net Cash Used in Investing Activities	(75)	(76)	(126)

Cash Flows from Financing Activities:
Long term debt borrowings, net of issuance costs	(3)	274	—
Payments on and repurchases of long-term debt	(107)	(346)	(70)
Other	—	—	2
Net Cash Used in Financing Activities	(110)	(72)	(68)

Effect of Exchange Rates on Cash and Cash Equivalents	3	6	(4)

Net Change in Cash and Cash Equivalents	(98)	(42)	(79)

Cash and Cash Equivalents at Beginning of Period	630	672	661

Cash and Cash Equivalents at End of Period	$532	$630	$582

Supplemental Disclosure of Cash Flow Information:
Cash interest paid	$143	$127	$132
Income taxes paid	$—	$3	$—

Financial statements for the three months ended September 30, 2008 have been adjusted for the retrospective application of Accounting Standards Codification (“ASC”) 470-20 (formerly FSP APB 14-1).

© 2009 by Level 3 Communications, Inc. All rights reserved.